QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

ENGLISH SUMMARY OF THE SUPPLEMENTAL PENSION PLAN FOR THE EMPLOYEES OF CASCADES FINE PAPER GROUP INC.

Introduction

        The Supplemental Pension Plan for the Employees of Cascades Fine Paper Group Inc. became effective July 1, 1953.

Eligibility for Membership

        An employee must join the Plan:

  •
  the first day of the month coincident with or next following the attainment of age 18 and completion of one year of service; or

  •
  on January 1, next following one calendar year during which he has either worked for 700 hours or has earned income of at least 35% of the YMPE of that year,

        whichever occurs first.

        The YMPE, or Year's Maximum Pensionable Earnings, refers to the maximum annual amount of earnings upon which an employee and an employer contribute to the Canada/Québec Pension Plan (C/QPP).

Contributions

        Members are required to contribute an amount equal to 4% of their earnings. The contribution is, however, limited to $3,800 per year.

Retirement Dates

Normal Retirement Date

        The normal retirement date is the first day of the month coincident with or next following the member's 65th birthday.

Early Retirement Date

        A member may retire at any time within the 10-year period preceding his normal retirement date.

Postponed Retirement

  a)
  Members working in Quebec

        Can defer their retirement up to December 31 of the year of their 69th birthday.

  b)
  Members working outside Quebec

        Can defer, with the Employer's consent, their retirement up to December 31 of the year of their 69th birthday.

Retirement Benefits

Normal Retirement

        The annual pension is equal to the sum of the following amounts:

  •
  For each year of credited service:
  •
  1.8% of the final average earnings.

        The final average earnings is computed as the annual average of earnings for the 5 highest remunerated calendar years within all years of membership, or over the last 60 months of membership if higher.

Early Retirement Pension

        The pension is calculated as for a normal retirement pension but is reduced by 1/4% for each month preceding the member 60th birthday unless age plus service total 80 after age 57.

Bridge Pension

        Members who retire on or after age 58 but before age 65 are entitled to a bridge pension equal to $14,000 per year between age 58 and 60 and $12,000 per year between age 60 and 65. The bridge pension stops at the member's 65th birthday or upon his death, whichever occurs first.

Indexation of Pension

        For members who retire on or after December 31, 1999, the amount of lifetime pension will be indexed, on January 1 of each year, at the rate of 4% per year up to a maximum cumulative of 25% of annual pension.

Postponed Retirement Pension

  a)
  Members working in Quebec

  The annual pension will be equal to the member's accrued pension as of the normal retirement date but revalorized to account for the postponement period.

  b)
  Members working outside Quebec

  The annual pension will be calculated as for the normal retirement pension but recognizing the additional years of optional membership and the earnings after the normal retirement date.

Maximum Pension

        The pension payable from this Plan (excluding the bridge pension) is subject to the maximum of $1,722 per year of credited service.

Survivor Benefits

Death Before Retirement

        The spouse or the beneficiary will receive a refund equal to the sum of:

  •
  the member's contributions made before 1987 and accrued with interest;

  •
  the present value of the member's pension accrued after 1986; plus,

  •
  the excess, if any, of the member's contributions made after 1986 with interest over 50% of the commuted value of the member's pension accrued after 1986.

Death After Retirement

        The benefit will be paid in accordance with the form of pension elected. In the normal form, the benefit is a refund of the excess, if any, of the member's contributions plus interest to the retirement date over the sum of the pension payments made prior to the death of the member.

Termination Benefits

        The accrued pension is payable at the member's normal retirement age, or with a reduction, starting at age 55. Instead of his pension, and subject to the provincial locking-in rules, the member can elect to receive the commuted value of his benefit or to transfer it to a prescribed vehicle.

QuickLinks

  Exhibit 10.12